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                                                                    Exhibit 5.1



                          [MCKEE NELSON LLP LETTERHEAD]


                                December 20, 2001


Saxon Capital, Inc.
4880 Cox Road
Glen Allen, VA 23060

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-1 (File No. 333-71052 ) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) 28,050,100 shares of common stock (the "Common Stock"), par value $0.01 per share (the "Shares") of Saxon Capital, Inc. (the "Company"), (ii) 1,200,000 shares of Common Stock underlying warrants to purchase Common Stock (the "Warrant Shares"), and (iii) 3,213,000 shares of Common Stock underlying options to purchase Common Stock (the "Option Shares").

     As counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers, and other representatives of the Company.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized, validly issued, fully paid, and non-assessable, (ii) the Warrant Shares have been duly authorized by the Company and, when issued and paid for as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable, and (iii) the Option Shares have been duly authorized by the Company and, when issued and paid for as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable.

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Saxon Capital, Inc.
December 20, 2001
Page 2


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Registration Statement, a prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ McKee Nelson LLP